                    U.S. SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 30, 1997



                        ICF KAISER INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)



   Delaware                    File No. 1-12248                       54-1437073
(State or other                (Commission File                    (IRS Employer
jurisdiction of                   Number)                    Identification No.)
incorporation)



                               9300 Lee Highway
                         Fairfax, Virginia  22031-1207
         (Address of principal executive offices, including zip code)



                                 703-934-3600
             (Registrant's telephone number, including area code)

Item 5.       Other events
              ------------

        (a) Mr. Robert W. Page, Sr. retired as a director of the Registrant effective January 16, 1997. Mr. Frederic V. Malek and Ms. Rebecca P. Mark, resigned as directors of the Registrant due to other business commitments, effective January 17, 1997, and February 3, 1997, respectively. The Nominating Committee of the Registrant is actively working to replace these directors.

        (b) On January 30, 1997, the Registrant issued a press release announcing its preliminary year-end and fourth-quarter results. The fiscal year 1996 unaudited gross revenue was $1.25 billion, a 19 percent increase over the $1.05 billion for the comparable period last year. This increase was due primarily to revenues related to the contract under which a wholly owned subsidiary of the Registrant and CH2M Hill Companies Ltd. -- as Kaiser-Hill Company, LLC -- serve as the integrating management contractor at the U.S. Department of Energy's (DOE) Rocky Flats Environmental Technology Site near Denver, Colorado.

        The Registrant's unaudited service revenue was $532 million for the year, an increase of 8 percent over the $494 million for the comparable period last year. Service revenue excludes subcontracted work and other direct costs but includes equity income from unconsolidated joint ventures and affiliated companies. Unaudited operating income for the year was $21.2 million, up 16 percent over the comparable period last year. The increase in operating income was the result of the Registrant's international and consulting operations and additional earnings from federal-sector contracts.

        The Registrant's 1996 unaudited results included a pretax gain of approximately $9.4 million in other income from the sale of the Registrant's interest in entities owning and operating a pulverized coal facility. Net income for the year was $5.8 million (unaudited), an improvement over net income of $0.8 million for the comparable period last year. After preferred stock dividends, the Registrant announced unaudited year-end net income available for common shareholders of $3.7 million, or $0.17 per share, a gain over the ($0.07) loss per share for 1995.

        For the fourth quarter ended December 31, 1996, the Registrant announced unaudited gross revenue of $228 million and service revenue of $98 million. Fourth quarter unaudited gross revenue of $228 million and service revenue of $98 million represent declines of 27 percent and 28 percent, respectively, from 1995's fourth quarter amounts. These declines are a result of completion of the Registrant's contract at DOE's Hanford Site in Washington state effective October 1, 1996. Fourth-quarter unaudited operating income of $10,000 showed a decline from the $5.1 million for the 1995 comparable quarter, again due primarily to the Registrant's ceased operations at Hanford. Unaudited net income for the quarter of $2.1 million is an increase over the $825,000 for the comparable quarter last year. The fourth quarter results include proceeds from the sale of the pulverized coal facility described above. After accounting for preferred stock dividends, the Registrant announced $1.6 million of unaudited net income available for common shareholders, or $0.07 per share. These results compare with income of $279,000, or $0.01 per share in the fourth quarter of 1995.

        As previously announced, the Registrant changed from a fiscal year ending February 28 to a fiscal year ending December 31, effective December 31, 1995. As a result, the comparative period financial statements for the three months and year ended December 31, 1995, were restated to conform with the presentation used in the unaudited December 31, 1996, financial statements. The Registrant anticipates releasing its audited financial results for the three months and year ended December 31, 1996, and its annual report in March.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                         Year Ended December 31,
                                                         1996              1995
                                                      -----------------------------
                                                               (Unaudited)

GROSS REVENUE                                         $1,251,004       $ 1,045,892
  Subcontract and direct material costs                 (723,425)         (556,421)
  Equity in income of joint ventures and
    affiliated companies                                   4,015             4,215
                                                      ----------       ------------
SERVICE REVENUE                                          531,594           493,686

OPERATING EXPENSES
  Direct cost of services and overhead                   437,127           410,452
  Administrative and general                              62,939            55,536
  Depreciation and amortization                           10,348             9,901
  Unusual items                                                -              (500)
                                                      ----------       ------------
OPERATING INCOME                                          21,180            18,297

OTHER INCOME (EXPENSE)
  Gain on sale of investment                               9,384                 -
  Interest income                                          1,256             2,360
  Interest expense                                       (17,336)          (15,916)
                                                      ----------       ------------

INCOME BEFORE INCOME TAXES
  AND MINORITY INTERESTS                                  14,484             4,741
  Income tax provision                                     2,607             2,029
                                                      ----------       ------------

INCOME BEFORE MINORITY INTERESTS                          11,877             2,712
  Minority interests in net income of subsidiaries         6,043             1,960
                                                      ----------       ------------
NET INCOME                                                 5,834               752
  Preferred stock dividends and accretion                  2,178             2,162
                                                      ----------       ------------
NET INCOME AVAILABLE
  FOR COMMON SHAREHOLDERS                             $    3,656       $    (1,410)
                                                      ==========       ============

Primary and Fully Diluted
  Net Income (Loss) Per Common Share                  $     0.17       $     (0.07)
                                                      ==========       ============

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                            Three Months Ended December 31,
                                                              1996                1995
                                                           --------------------------------
                                                                     (Unaudited)

GROSS REVENUE                                               $ 227,594          $   314,097
  Subcontract and direct material costs                      (131,130)            (179,140)
  Equity in income of joint ventures and
   affiliated companies                                         1,483                1,147
                                                            ---------          ------------
SERVICE REVENUE                                                97,947              136,104

OPERATING EXPENSES
  Direct cost of services and overhead                         82,469              111,986
  Administrative and general                                   12,960               16,917
  Depreciation and amortization                                 2,508                2,575
  Unusual items                                                     -                 (500)
                                                            ---------          ------------
OPERATING INCOME                                                   10                5,126

OTHER INCOME (EXPENSE)
  Gain on sale of investment                                    9,384                    -
  Interest income                                                 312                  872
  Interest expense                                             (4,507)              (3,799)
                                                            ---------          ------------

INCOME BEFORE INCOME TAXES
  AND MINORITY INTERESTS                                        5,199                2,199
  Income tax provision                                          1,767                  729
                                                            ---------          ------------

INCOME BEFORE MINORITY INTERESTS                                3,432                1,470
  Minority interests in net income of subsidiaries              1,318                  645
                                                            ---------          ------------
NET INCOME                                                      2,114                  825
  Preferred stock dividends and accretion                         547                  546
                                                            ---------          ------------
NET INCOME AVAILABLE
  FOR COMMON SHAREHOLDERS                                   $   1,567          $       279
                                                            =========          ============

Primary and Fully Diluted
  Net Income Per Common Share                              $     0.07          $      0.01
                                                           ==========          ============

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ICF KAISER INTERNATIONAL, INC.
                                             (Registrant)


                                         /s/ Timothy P. O'Connor
                                        ------------------------
                                        Timothy P. O'Connor
                                        Vice President and Treasurer

Date: February 10, 1997